UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 12, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, Rayonier Inc. (the “Company”) announced that David L. Nunes will become its new Chief Executive Officer and President upon completion of the previously announced separation of the Company’s performance fibers business from its forest resources and real estate businesses (the “Separation”), which is anticipated to occur mid-year 2014. At such time, Paul Boynton, the Company’s current Chairman, Chief Executive Officer and President will resign from such positions to become Chairman, Chief Executive Officer and President of Rayonier Advanced Materials Inc., the newly formed company that will contain the performance fibers business of the Company following the Separation.
Prior to the Separation, Mr. Nunes will serve as the Company’s Chief Operating Officer, effective as of June 9, 2014, and will report to Mr. Boynton. The Company also intends to appoint Mr. Nunes to the Company’s Board of Directors as of the time of the Separation.
Mr. Nunes has been President and Chief Executive Officer, and Director, with Pope Resources, A Delaware Limited Partnership (“Pope Resources”), since January 2002, and held various roles with Pope Resources since 1997, including President and Chief Operating Officer from September 2000 to January 2002, Senior Vice President Acquisitions & Portfolio Development from November 1998 to August 2000 and Vice President Portfolio Development from December 1997 to October 1998. Prior to joining Pope Resources, Mr. Nunes held numerous positions with the Weyerhaeuser Company from 1988 to 1997, most recently as Strategic Planning Director, and was involved in export log sales and marketing, timberland acquisitions, strategic planning, mergers and acquisitions, and capital planning. He has a B.A. in Economics from Pomona College and an MBA from the Tepper School of Business at Carnegie Mellon University.
In connection with his appointment as Chief Executive Officer and President following the Separation, and as Chief Operating Officer until such time, Mr. Nunes will receive the following compensation:

▪	an annual base salary of $550,000;

▪
an incentive target cash bonus equal to 100% of his base salary, subject to the terms and conditions of the Company’s Non-Equity Incentive Plan and the Company’s Annual Corporate Bonus Program, with a minimum guaranteed 2014 bonus amount of $300,000;

▪	a sign-on bonus of $250,000;

▪
an equity award under the Rayonier Incentive Stock Plan in an amount of up to $500,000 allocated 100% to Performance Shares to be granted as of July 21, 2014 and having a performance period anticipated to commence as of the date of Separation and continue through December 31, 2016;

▪	a restricted stock award under the Rayonier Incentive Stock Plan with a value of $3.0 million with a grant date as of July 21, 2014 and vesting on the fifth anniversary of Mr. Nunes start date;

▪
participation as a Tier 1 participant in the Rayonier Executive Severance Pay Plan (“Severance Plan”), which provides for specified severance payments in the event of a change in control, as more fully described in the Severance Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference;

▪
enhanced severance protection in an amount equal to Mr. Nunes’ annual base salary and target bonus in the event of termination of employment without cause or for good reason (including in the event Mr. Nunes is prevented from serving as Chief Executive Officer and President as a result of the Company’s failure to complete the Separation), for a period of two years following Mr. Nunes’ hire date;

▪	relocation benefits including a lump sum payment of $60,000 (grossed up for taxes), and other customary benefits provided to executives of the Company;

▪	participation in the Senior Executive Tax and Financial Planning Program with a reimbursement limit of $25,000 per year; and

▪	indemnification benefits by the Company pursuant to the Company’s standard indemnification agreement for its executive officers.

Mr. Nunes will not receive any compensation for his services as a director of the Company.

A copy of the press release announcing Mr. Nunes’ appointments is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Rayonier Inc. Executive Severance Pay Plan, as amended.
99.1	Press Release, dated May 12, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President and
General Counsel
May 12, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Rayonier Inc. Executive Severance Pay Plan, as amended.	Incorporated by reference to Exhibit 10.3 to the Company's December 31, 1997 Form 10-K.
99.1	Press Release, dated May 12, 2014.	Filed herewith.

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